Exhibit 10.5

FIRST AMENDMENT TO CREDIT AGREEMENT

AND OTHER LOAN DOCUMENTS

THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS (this “Amendment”) made as of the 10th day of December, 2009, by and among FOX PROPERTIES LLC, a Delaware limited liability company (“Borrower”), DUPONT FABROS TECHNOLOGY, L.P., a Maryland limited partnership (“Guarantor”), TD BANK, NATIONAL ASSOCIATION, a national banking association (“TD”), THE OTHER LENDERS WHICH ARE SIGNATORIES HERETO (TD and the other lenders which are signatories hereto, collectively, the “Lenders”), and TD BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders (the “Agent”).

W I T N E S S E T H:

WHEREAS, Borrower, Guarantor, Agent, and the Lenders entered into that certain Credit Agreement dated as of December 2, 2009 (as amended herein and as the same may be further varied, extended, supplemented, consolidated, replaced, increased, renewed, modified or amended from time to time, the “Credit Agreement”);

WHEREAS, pursuant to the Credit Agreement, Lenders made a loan to Borrower in the principal amount of $150,000,000.00 in accordance with the terms of the Credit Agreement (the “Loan”), which Loan is evidenced by, among other things, the Notes made by Borrower to the order of Lenders and delivered from time to time under the Credit Agreement (together with all amendments, modifications, consolidations, increases, supplements and extensions thereof, collectively, the “Note”);

WHEREAS, Guarantor desires to issue unsecured notes in the maximum principal face amount of $650,000,000.00, and desires to have Borrower guarantee the obligations of Guarantor with respect thereto;

WHEREAS, in order to induce the Lenders to consent thereto, the Agent, the Lenders, the Borrower and Guarantor desire to enter into this Amendment;

NOW, THEREFORE, for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

1. Definitions. All the terms used herein which are not otherwise defined herein shall have the meanings set forth in the Credit Agreement, as amended herein.

2. Modification of the Credit Agreement. Borrower, Guarantor, the Lenders and Agent do hereby modify and amend the Credit Agreement as follows:

(a) By inserting the following definitions in §1.1 of the Credit Agreement:

“First Amendment. That certain First Amendment to Credit Agreement and Other Loan Documents dated as of December     , 2009, by and among Borrower, Guarantor, Agent and the Lenders.

Indenture. The Indenture between Guarantor, the indenture trustee and the other parties thereto relating to the Senior Notes.

Senior Notes. The senior unsecured notes of the Guarantor contemplated by and described in Paragraph 4 of the First Amendment.”

(b) By inserting the following as §8.16 of the Credit Agreement:

“§8.16 Restriction on Indenture.

(a) Borrower and Guarantor shall not increase, modify or amend the Indenture, the Senior Notes, or any of the documents relating thereto without the prior written consent of the Required Lenders.

(b) Borrower shall not (i) prepay, purchase, repay, amortize, retire, redeem, defease or otherwise acquire any of the indebtedness evidenced by the Senior Notes or contemplated by or guaranteed under the Indenture, or (ii) make any payments on or with respect to the Senior Notes or any guaranty contained in the Indenture, provided that, consistent with §8.7, so long as (A) the full amount on deposit in the Cash Collateral Account has been fully and completely released to Borrower in accordance with §2.7 hereof, (B) no Default or Event of Default exists or would occur as a result thereof, (C) all amounts then payable under the Loan Documents have been paid, and (D) all expenses then payable attributable to the ownership, operation, leasing, maintenance of or otherwise with respect to the Mortgaged Property have been paid (or with respect to those not payable on a monthly basis, adequately reserved) by Borrower, Borrower may make ordinary interest payments on the Senior Notes to the extent Guarantor has insufficient funds to do so.”

(c) By inserting “, §8.16” following “§8.15” appearing in the 15th line of §12.2 of the Credit Agreement.

3. Modification of the Guaranty. Guarantor, Agent and the Lenders hereby modify and amend the Guaranty dated as of December 2, 2009, given by Guarantor to and for the benefit of Agent and the Lenders as follows:

(a) By deleting in their entirety the words “subject to the terms of Section 22 below,” from the first line of §1(a) of such Guaranty;

(b) By deleting in its entirety Section 22(a) of such Guaranty and inserting in lieu thereof “(a) [Intentionally Omitted.]”;

(c) By deleting in its entirety Section 22(b) of such Guaranty and inserting in lieu thereof “(b) Guarantor specifically acknowledges and agrees that any reduction in the obligations of the Borrower under the Notes and the other Loan Documents whether by payment, realization by the Credit Parties upon any collateral for the Loan or otherwise, shall not reduce or otherwise affect the amount recoverable from Guarantor hereunder until either (1) Guarantor itself has paid and the Credit Parties have received the full amount recoverable from Guarantor or (2) all of the obligations guaranteed or undertaken by Guarantor hereunder have been fully and finally paid and performed in full as contemplated hereinabove.”; and

(d) By deleting in its entirety Section 22(c) of such Guaranty and inserting in lieu thereof “(c) Notwithstanding anything in this Guaranty to the contrary, there shall be no limit on Guarantor’s obligations and liabilities guaranteed pursuant to Section 1 of this Guaranty or the amount recoverable against Guarantor with respect thereto. Furthermore, nothing in this Guaranty shall limit Guarantor’s obligations under the Environmental Indemnity or the Indemnity and Guaranty Agreement.”.

The foregoing modifications to the Guaranty shall be effective, if at all, on the date on which the Senior Notes have been issued by Guarantor in accordance with Paragraph 4 of this Amendment.

4. Consent to Guaranty of Senior Notes. Subject to satisfaction of each of the terms, provisions and conditions in Paragraph 4 of this Amendment, and to the effectiveness of this Amendment, notwithstanding the terms of §7.21(b)(i)(K), (M), (O) and (Q), §7.21(b)(ii)(C), §8.1 and 8.13 of the Credit Agreement, the Lenders consent to the execution and delivery by Borrower of a guarantee of the senior unsecured notes to be issued by Guarantor (the “Senior Notes”), provided that:

(a) The maximum aggregate principal amount of the Senior Notes shall not exceed $650,000,000.00;

(b) The Senior Notes shall be issued pursuant to an indenture on or before May 2, 2010;

(c) Contemporaneously with the issuance of the Senior Notes, the proceeds therefrom shall be used to refinance the indebtedness and satisfy the other obligations under the Revolving Credit Agreement and Revolving Loan Documents in existence immediately prior to such issuance in their entirety, and the Revolving Credit Agreement and the Revolving Loan Documents in existence immediately prior to such issuance shall be terminated;

(d) The Senior Notes, any guaranty of the Senior Notes and any indebtedness or obligations relating to the Senior Notes shall be unsecured obligations of each of Guarantor, Borrower and any other guarantor thereof, and no Lien or any other lien, security title, encumbrance, mortgage, pledge, charge or other security interest of any kind shall be, or permitted to be, granted, sought, suffered, created or incurred in connection therewith at any time upon any of their respective properties or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom;

(e) The maturity date of the Senior Notes shall be not sooner than six (6) years from the date of issuance;

(f) The Indenture and other documents relating to the Senior Notes shall not contain any conditions, limitations, restrictions, requirements, provisions, covenants, defaults or any other provisions having a comparable effect limiting (i) the sale of the Mortgaged Property, except for provisions not more limiting than requiring that any such sale be for a purchase price conclusively determined in good faith by the board of directors of the REIT to be fair market value under the circumstances, that at least 75% of the consideration is cash or the assumption of debt by the buyer and that the proceeds are used to repay the Obligations, with any excess applied to other secured debt, reinvested in the business or used to offer to repay the Senior Notes, or (ii) the refinance of the Mortgaged Property by Borrower, except for provisions not more limiting than requiring that such refinancing be in an amount not exceeding the sum of the Outstanding principal balance of the Loans, all accrued but unpaid interest, premiums and fees and reasonable closing fees and costs (it being understood that the requirements of this clause (f) shall be satisfied so long as

Borrower is free under the Indenture and other documents relating to the Senior Notes to sell the Mortgaged Property as provided in (i) above or refinance the Mortgaged Property for new debt of Borrower in an amount not exceeding the sum of the Outstanding principal balance of the Loans, all accrued but unpaid interest, premiums and fees and reasonable closing fees and costs in all events without approval of the holders of the Senior Notes or any trustee acting on their behalf and without the same creating or constituting a default); provided, however, that (x) any refinance, sale, conveyance or transfer of the Mortgaged Property (in whole or in part) shall remain subject in all respects to the terms and conditions of the Loan Documents and (y) the requirements referenced and/or articulated in (i) and (ii) of this clause (f) shall not apply to any foreclosure in connection with an exercise of remedies of Agent and/or the Lenders under the Loan Documents;

(g) Contemporaneously with the issuance of the Senior Notes, Borrower and Guarantor shall deliver to Agent a pro forma Compliance Certificate evidencing compliance with the financial covenants in the Credit Agreement;

(h) Notwithstanding the terms of §7.21(a)(iii) and §7.21(b)(i)(J) of the Credit Agreement, Borrower may modify the “single purpose entity” provisions included in its organizational documents solely to permit the unsecured guaranty of the Senior Notes consistent with the terms of this Amendment, provided Agent shall have given its prior written approval thereof, such approval not to be unreasonably withheld;

(i) The documentation relating to the Senior Notes and the Indenture (including, without limitation, the guaranty by Borrower of the Senior Notes) shall be acceptable to the Agent in its sole discretion; and

(j) Borrower shall promptly deliver to Agent executed copies of the Indenture, Senior Notes and any other agreements executed and delivered in connection therewith (including, without limitation, the guaranty by Borrower of the Senior Notes).

5. References to Credit Agreement. All references in the Loan Documents to the Credit Agreement or any other Loan Document, shall be deemed a reference to the Credit Agreement or such other Loan Document, as modified and amended herein.

6. Acknowledgment of Borrower and Guarantor. Borrower and Guarantor hereby acknowledge, represent and agree that the Loan Documents, as modified and amended herein, remain in full force and effect and constitute the valid and legally binding obligation of Borrower and Guarantor, as applicable, enforceable against Borrower and Guarantor in accordance with their respective terms, and that the execution and delivery of this Amendment and any other documents in connection therewith do not constitute, and shall not be deemed to constitute, a release, waiver or satisfaction of Borrower’s or Guarantor’s obligations under the Loan Documents. Borrower and Guarantor acknowledge that Agent and Lenders have made no agreement, and are in no way obligated, to grant any future forbearance, extension, waiver, indulgence, amendment or consent, and the consents contemplated hereby shall be expressly limited to the consent set forth in Paragraph 4 above and shall not be deemed to create a course of dealing with or otherwise create any express or implied duty by Agent or any of the Lenders to provide any future forbearance, extension, waiver, amendment, indulgence or consent. Guarantor acknowledges that pursuant to this Amendment any limitations on its liability under the Guaranty are being removed, and that Guarantor shall be fully and completely liable for the “Obligations” (as defined in the Guaranty of Guarantor dated December 2, 2009, as amended by the terms of this Amendment) without limitation. The parties acknowledge and agree that, as contemplated by the Credit Agreement, from and after the issuance of the Senior Notes, the term “Revolving Loan Documents” in the Credit Agreement shall refer to the Senior Notes, the Indenture and any and all other documents, instruments or agreements relating thereto executed or delivered at any time by or on behalf of the borrowers or other parties thereunder or in connection therewith, as any of the same may be amended, supplemented, substituted, renewed, extended or otherwise modified in whole or in part from time to time. For the avoidance of doubt, in the event the indebtedness evidenced and/or secured by such Revolving Loan Documents is refinanced in whole or in part, from time to time, by any bond or other financing, any and all documents, instruments or agreements now or hereafter executed or delivered by or on behalf of the borrowers (and/or any Affiliates of Borrower or Guarantor) thereunder or in connection therewith (as any of the same may be amended, supplemented, substituted, renewed, extended or otherwise modified in whole or in part from time to time) shall be included in the term “Revolving Loan Documents” under the Credit Agreement.

7. Representations and Warranties. Borrower and Guarantor represent and warrant to Agent and the Lenders as follows:

(a) Authorization. The execution, delivery and performance of this Amendment and the transactions contemplated hereby (i) are within the authority of Borrower and Guarantor, (ii) have been duly authorized by all necessary proceedings on the part of the Borrower and Guarantor, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which either Borrower or Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to either Borrower or Guarantor, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement or certificate, certificate of formation, operating agreement, articles of incorporation or other charter documents or bylaws of, or any mortgage, indenture, agreement, contract or other instrument binding upon, Borrower or Guarantor or any of their respective properties or to which Borrower or Guarantor is subject, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of Borrower or Guarantor, other than the liens and encumbrances created by the Loan Documents.

(b) Enforceability. The execution and delivery of this Amendment are valid and legally binding obligations of Borrower and Guarantor enforceable in accordance with the respective terms and provisions hereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the effect of general principles of equity.

(c) Approvals. The execution, delivery and performance of this Amendment and the transactions contemplated hereby do not require the approval or consent of any Person or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained.

(d) Reaffirmation. Borrower and Guarantor reaffirm and restate as of the date hereof each and every representation and warranty made by Borrower, Guarantor and their respective Subsidiaries in the Loan Documents or otherwise made by or on behalf of such Persons in connection therewith except for representations or warranties that expressly relate to an earlier date.

(e) Principal Balance. The outstanding principal balance of the Loan is $150,000,000.00.

8. No Default. By execution hereof, the Borrower and Guarantor each certify that Borrower and Guarantor are and will be in compliance with all covenants under the Loan Documents after the execution and delivery of this Amendment, and that no Default or Event of Default has occurred and is continuing.

9. Waiver of Claims. Borrower and Guarantor acknowledge, represent and agree that none of such Persons has any defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the Loan Documents, the administration or funding of the Loan or with respect to any acts or omissions of Agent or any Lender, or any past or present officers, agents or employees of Agent or any Lender, and each of Borrower and Guarantor does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.

10. Ratification. Except as hereinabove set forth, all terms, covenants and provisions of the Credit Agreement and the other Loan Documents remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Loan Documents as modified and amended herein. Nothing in this Amendment or any other document delivered in connection herewith shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower and Guarantor under the Loan Documents.

11. Guaranty of Senior Notes not an Investment. The delivery by Borrower of a guaranty of the Senior Notes, in the form required and to the extent permitted under this Amendment, shall not be deemed an Investment.

12. Effective Date. This Amendment shall be deemed effective and in full force and effect as of the date hereof upon (a) the execution and delivery of this Amendment by Borrower, Guarantor, Agent and the Required Lenders, and (b) the payment to Agent for the account of each Lender executing and delivering this Amendment prior to Agent declaring this Amendment effective pursuant to this Paragraph 12, a fee in an amount equal to 0.10% (10 basis points) multiplied by the amount of such Lender’s Commitment. The Borrower will pay the reasonable fees and expenses of Agent in connection with this Amendment.

13. Amendment as Loan Document. This Amendment shall constitute a Loan Document.

14. Counterparts. This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.

15. MISCELLANEOUS. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have hereto set their hands and affixed their seals as of the day and year first above written.

BORROWER:

FOX PROPERTIES LLC, a Delaware limited liability company

By:	Safari Ventures LLC, a Delaware limited liability company, its Managing Member

	By:	DuPont Fabros Technology, Inc., a Maryland corporation, its Managing Member

		By:	/s/ Richard A. Montfort, Jr.
		Name:	Richard A. Montfort, Jr.
		Title:	General Counsel and Secretary

(SEAL)

GUARANTOR:

DUPONT FABROS TECHNOLOGY, L.P., a Maryland limited partnership

By:	DuPont Fabros Technology, Inc., a Maryland corporation, its Sole General Partner

	By:	/s/ Richard A. Montfort, Jr.
	Name:	Richard A. Montfort, Jr.
	Title:	General Counsel and Secretary

(SEAL)

[Signatures Continued On Next Page]

LENDERS:

TD BANK, NATIONAL ASSOCIATION individually as a Lender and as Agent

By:	/s/ Brian S. Welch
Name:	Brian S. Welch
Title:	Vice President

BARCLAYS BANK PLC, as a Lender

By:	/s/ Craig J. Malloy
Name:	Craig J. Malloy
Title:	Director

JEFFERIES GROUP, INC., as a Lender

By:	/s/ Brian Wolfe
Name:	Brian Wolfe
Title:	MD

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Dan LePage
Name:	Dan LePage
Title:	Authorized Signatory

MACQUARIE BANK LIMITED, as a Lender

By:	/s/ Andrew Dainton
Name:	Andrew Dainton
Title:	Associate Director

[Signatures Continued On Next Page]

By:	/s/ Carol Ip
Name:	Carol Ip
Title:	Manager

MIHI LLC, as a Lender

By:	/s/ Tim Bishop
Name:	Tim Bishop
Title:	President

By:	/s/ Christine Rivera
Name:	Christine Rivera
Title:	Secretary